Exhibit 99.1

Paramount Gold Appoints Michel Yvan Stinglhamber to the Board of

Directors

Ottawa, Canada – (BUSINESS WIRE) – May 9th, 2007 – Paramount Gold Mining Corp. (OTC: PGDP) (Frankfurt: P6G, WKN: A0HGKQ) is pleased to announce that Michel Yvan Stinglhamber has been appointed to the Board of Directors.

Commenting on the appointment, Christopher Crupi, CEO, stated, "The appointment of Michel to Paramount's Board of Directors continues our commitment to building a strong, experienced and results-oriented team of financial and mining professionals.”

Mr. Stinglhamber has a long and distinguished career in the Mexican mining industry.  He currently represents Umicore Belgium (formerly Union Miniere) in Mexico (www.umicore.com/en/) acting as proxy and Director for Unimet SA de CV, a company 100% owned by Umicore Belgium, a US$5.57 billion public company (ISIN: BE0003626372, Frankfurt: NVJ), active in Precious Metals Products and Catalysts, Advanced Materials and Zinc specialties.  Mr. Stinglhamber is also the Chairman of the Mining Group - Compania Minera Misiones SA de CV.; he is on the Board of Directors of Marina Costa Baja, Mexico; and, is also on the Advisory Board of "Sea Watch" and member of Pronatura, both conservation NGOs.

Between 1991 and 2000, Mr. Stinglhamber was on the Board of Directors and also sat on the Technical Board of Mexicana de Cananea SA de CV.  In 1990, he was instrumental in the Union Miniere team that worked in Mexico for the pre-financing of the acquisition of La Caridad copper mine from Nafinsa for "Mexicana de Cobre" of the Larrea Group, Grupo Mexico. Between 1980 and 1986, he represented Aquaroc International in Mexico, a filial of the Consortium “BURRUS" Switzerland.  Mr. Stinglhamber was President of the Belgo Luxemburg Mexican Chamber of Commerce in 1987, and in 2002, was awarded the Belgian decoration of "Officer of the Crown".

About Paramount Gold

Paramount Gold is a precious metals exploration company quoted on the OTCBB under the symbol PGDP and listed on the Frankfurt Stock Exchange under the symbol P6G (WKN: A0HGKQ).  The Company's objectives are to explore and develop the San Miguel project, located in Chihuahua, Mexico within the Sierra Madre Occidental gold/silver belt and fully develop the potential of the strategic alliance with Teck Cominco for gold exploration in South America. For more information, please visit the Company's web site at: www.paramountgold.com (now available in the following languages: English, German, French, Spanish, and Mandarin).

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained herein which are not historical are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to, certain delays beyond the company's control with respect to commencement of drilling operations, concentration in mineral deposits, delays in testing and evaluation of  ore samples, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.

Contacts:

Chris Crupi, President

Chris Halkai, Corporate Relations

Toll-free: 1-866-481-223

613-226-9881

MICHEL YVAN STINGLHAMBER

Education:

University: Egerton Agricultural College, N’ CityplaceJoro, country-regionKenya.

                   CityplaceReading University, country-regionGreat Britain. Bachelor in Edaphology.

High school: The Jesuit School, CityplaceBukavu, country-regionCongo.

International Business Experience:

2006 to present: Acts as proxy of Unimet SA de CV, country-regionplaceMexico, a company of Umicore SA NV Belgium.

2004 to present: On the board of directors of "Marina Costa Baja", StateBaja California CityplaceSur, country-regionMexico.

2000 to 2005 : Chairman of Umicore Marketing Service SA de CV in country-regionplaceMexico, the company that replaced Sogem after Union Minière changed its name to Umicore SA NV. In 2005 he resigned from Umicore Marketing Service SA de CV  when the company was sold to Considar SA, a marketing branch of Arselor SA Luxemburg.

1994 to present: Chairman of the Mining Company.  Compania Minera Misiones SA de CV

that signed a prospect venture with M.I.M. Australia, focused on copper and gold on a 40,000 ha concession in the north of StateBaja California country-regionplaceSur.

1991 to 2000 : Member of the board of Directors of the mining company "

Mexicana de Cananea SA de CV representing Union CityplaceMinière, country-regionBelgium, today

UMICORE SA, NV.

 1991 to 2000: Member of the Technical board of directors of the mining company

"Mexicana de Cananea" S.A. de C.V. representing the interests of Union CityplaceMinière, country-regionBelgium, today

UMICORE SA. NV.

In 1990: With the Union Minière team he worked on a world premiere prefinancing, against a copper supply, the recuperation of La Caridad mine from Nafinsa for "Mexicana de Cobre" of the Larrea Group, Grupo Mexico.

1987 to 2000: Chairman of Sogem Mexico SA de CV, a trading company that was replaced in 2000 by Umicore Marketing Service SA de CV in country-regionplaceMexico.

1983 : Legal representative and consultant of Société Generale des

Minerais, which in 1987 became SOGEM SA NV.

1980 to 1986:  Legal representative and proxy in country-regionplaceMexico of Aquaroc International, a filial of the Consortium " BURRUS " country-regionplaceSwitzerland.

In 1974: Responsible of a vast mineral exploration program in country-regionplaceSurinam for the Sergio Rossi group from CityplaceTurin.

1958 to 1962 and from 1969 to 1973: Mining the family mines of wolfram, tin (cassiterite), and tantalite in country-regionRwanda and country-regionplaceUganda.

Personal information:

 In 1987: President of the Belgo Luxemburg Mexican Chamber of Commerce.

 In 2002: Awarded the Belgian decoration of "Officer of the Crown".

On the advisory board of "Sea Watch" and member of Pronatura, both conservation NGOs.

Place and date of birth.

CityplaceIxelles, country-regionBelgium.

Nationality:

Mexican.

Languages:

French, English, Spanish, Swahili.